Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Friday January 26 2007

PRESS RELEASE

Source: Westsphere Asset Corporation

Calgary Alberta, Canada Westsphere Asset Corporation announces that it has purchased a further position of TRAC P.O.S. Processing Inc.

As previously announced, Westsphere Asset Corporation, Inc. intentions were to purchase a larger percentage of Trac P.O.S. Processing Inc. Westsphere therefore confirms today that it has expanded its present position in Trac P.O.S. Processing Inc. to 82% with the intention to further advance its holdings within TRAC P.O.S. Processing Inc. through continued negotiation with other TRAC shareholders.

Douglas Mac Donald, President of Westsphere stated, “We have participated in the development of TRAC P.O.S. from the pioneering stages of alternate banking participation in “Point of Sale” in Canada and feel that the time is right to expand our continued growth and optimize our profitability through further acquisitions, particularly in new product initiatives which enhance and expand our core business activity.  We perceive this acquisition to be a positive step in allowing Westsphere becoming a fully integrated company for “Point of Sale”, “Automated Banking Machines”, “e-commerce and shared cash switching solutions.”

COMPANY OVERVIEW

Westsphere Asset Corporation, Inc. (WSHE) is a leading financial holding company in Canada at the forefront of point of sale and online computer banking.

Currently, the Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and eCommerce transaction security and payment.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common- 551,702

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    : Voting Preferred- 1,285,958

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHA does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

      2140 Pegasus Way N.E.

     Calgary, Alberta, Canada

     T2E 8M5

     Tel:  +1-403-290-0264

     Fax:  +1-403-290-1266

SOURCE: Westsphere Asset Corporation, Inc.